As filed with the Securities and Exchange Commission on June 27, 2022

Registration No. 333-265212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIREQUEST, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-2079472
(State of incorporation or organization)	(I.R.S. employer identification no.)
111 Springhall Drive, Goose Creek, SC 29445, (843) 723-7400

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

John D. McAnnar

Chief Legal Officer

HireQuest, Inc.

111 Springhall Drive

Goose Creek, SC 29445

(843) 723-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roland S. Chase

Zachary W. Watt

Hill Ward Henderson

101 E. Kennedy Blvd., Suite 3700

Tampa, Florida 33602

(813) 221-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.         ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:         ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.         ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and the list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.         ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.         ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                               Accelerated filer ☐

Non-accelerated filer ☑                                                               Smaller reporting company ☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

EXPLANATORY NOTE

HireQuest, Inc., a Delaware corporation, is filing this Amendment No. 1 to its Registration Statement on Form S-3 (333-265212) (“Amendment No. 1”) as an exhibit-only filing solely to file forms of a senior debt indenture and a subordinated debt indenture as Exhibits 4.4 and 4.5, respectively, and an updated legal opinion as Exhibit 5.1. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement (including the exhibit index), the signature page to the Registration Statement, and the exhibits being filed with this Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Expenses	Amount

SEC Registration Fee	$9,270*
Legal Fees**	**
Accounting and Audit Fees**	**
Electronic Filing and Printing**	**
Transfer Agent**	**

Total	**

* **	Previously paid. These fees and expenses depend on the types of securities offered and the number of offerings, and accordingly cannot be estimated at this time.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our bylaws state that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s certificate of incorporation provides that it shall indemnify, to the fullest extent permitted by applicable law, any of its directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. We are required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors. We have the power to indemnify, to the extent permitted by applicable law, any employee or agent of the registrant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Article 8 of the registrant’s bylaws provides that it will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition to the above, the registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide the registrant’s directors and officers with the same indemnification and advancement of expenses as described above and provide that its directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. The registrant also has directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by the registrant’s directors and officers in their capacities as directors and officers of the registrant.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

ITEM 17.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1

Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on September 9, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2019).

3.2	Bylaws, effective September 11, 2019 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2019).
4.1	Form of Common Stock Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 20, 2020).
4.2*	Form of Preferred Stock Certificate.
4.3*	Form of Certificate of Designations with respect to any Preferred Stock issued hereunder.
4.4	Form of Senior Debt Indenture.
4.5	Form of Subordinated Debt Indenture.
4.6*	Form of Warrant Agreement and Warrant Certificate.
4.7*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Hill, Ward & Henderson, P.A.
23.1	Consent of Hill, Ward & Henderson, P.A. (included in Exhibit 5.1 filed herewith).
23.2***	Consent of Plante & Moran, PLLC
24.1***	Power of Attorney (included as part of the signature page to the original filing).
25.1**	Statement of Eligibility of Trustee under the Indenture
107***	Filing Fee Table.

*To be filed by amendment or incorporated by reference in connection with the offering of the securities, if applicable.

**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

***Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Goose Creek, South Carolina on the 27th day of June, 2022.

HIREQUEST, INC.

/s/Richard F. Hermanns                                    Richard F. Hermanns                  June 27, 2022

Signature                                                           Printed Name                             Date

President, Chief Executive Officer, Chairman

/s/David S. Burnett                                           David S. Burnett                         June 27, 2022

Signature                                                           Printed Name                              Date

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard F. Hermanns                                    Richard F. Hermanns                  June 27, 2022

Signature                                                            Printed Name                              Date

President, Chief Executive Officer, Chairman

(Principal Executive Officer)

/s/ David S. Burnett                                          David S. Burnett                           June 27, 2022

Signature                                                           Printed Name                                Date

Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

*                                                                        Jack Olmstead                                June 27, 2022

Signature                                                           Printed Name                                 Date

Director

*                                                                        R. Rimmy Malhotra                       June 27, 2022

Signature                                                           Printed Name                                 Date

Director

*                                                                       Kathleen Shanahan                          June 27, 2022

Signature                                                          Printed Name                                   Date

Director

*                                                                       Lawrence Hagenbuch                      June 27, 2022

Signature                                                          Printed Name                                   Date

Director

*                                                                       Edward Jackson                                June 27, 2022

Signature                                                          Printed Name                                    Date

Director

* By: /s/ Richard F. Hermanns

Name: Richard F. Hermanns

Title: Attorney-in-fact